UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2013

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, Ross R. Bhappu notified Molycorp, Inc. (the “Company”) that he will resign from the Company’s board of directors (the “Board”) during the Company’s next regularly scheduled meeting of the Board on December 19, 2013. Mr. Bhappu’s decision was not due to any disagreement with the Company’s management or the Board. The Company is grateful to Mr. Bhappu for his service on the Board.

On December 10, 2013, the Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Constantine Karayannopoulos, the current Vice Chairman of the Board, to serve as the Chairman of the Board effective December 19, 2013 upon Mr. Bhappu’s resignation from the Board.

Additionally, on December 10, 2013, the Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Geoffrey R. Bedford, the Company’s President and Chief Executive Officer, as a Class II Director of the Board effective December 19, 2013, to serve until his successor is elected and qualified or until his earlier resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Kevin W. Johnson
		Name:	Kevin W. Johnson
		Title:	Executive Vice President and General Counsel

Date: December 10, 2013